Exhibit 4.6

AMENDMENT NUMBER 1 TO
REGISTRATION RIGHTS AGREEMENT

 THIS AMENDMENT AGREEMENT (the “Amendment”) is entered into as of July 14, 2006, between AIRBEE WIRELESS, INC., a corporation organized and existing under the laws of the State of Delaware (the “Company”), and MONTGOMERY EQUITY PARTNERS, LTD. a Cayman Islands exempted corporation (the “Investor”).

WHEREAS, the Company and the Investor are parties to a certain Investor Registration Rights Agreement dated as of December 29, 2005 (the “Agreement”); and

WHEREAS, the parties wish to amend the Agreement as set forth below.

NOW, THEREFORE, it is agreed:

I. Amendments.

A. Section 2(b). Section 2(b) Agreement is hereby deleted in its entirety and the following language shall replace said Section 2(b) of the Agreement:

Section 2(b): “Effectiveness of the Initial Registration Statement. The Company shall use its best efforts (i) to have the Initial Registration Statement filed with the SEC no later than August 31, 2006 and declared effective no later than November 30, 2006 (the “Scheduled Effective Deadline”) and (ii) to insure that the Initial Registration Statement and any subsequent Registration Statement remains in effect until all of the Registrable Securities have been sold, subject to the terms and conditions of this Agreement. It shall be an event of default hereunder if the Initial Registration Statement is not declared effective by the SEC by November 30, 2006.”

II. Miscellaneous.

A.	Except as provided hereinabove, all of the terms and conditions contained in the Agreement shall remain unchanged and in full force and effect.

B.	This Amendment is made pursuant to and in accordance with the terms and conditions of the Agreement.

C.	All capitalized but not defined terms used herein shall have those meanings ascribed to them in the Agreement.

D.	All provisions in the Agreement and any amendments, schedules or exhibits thereto in conflict with this Amendment shall be and hereby are changed to conform to this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

COMPANY: AIRBEE WIRLESS, INC.

By:	/s/ E. Eugene Sharer
Name E. Eugene Sharer
Title: President & Chief Operating Officer

MONTGOMERY EQUITY PARTNERS, LTD.

By: Yorkville Advisors LLC
Its: General Partner

By:	/s/ Robert Press
Name Robert Press
Title: Portfolio Manager